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                                                            ARTHUR ANDERSEN LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the use of our reports
(and to all references to our Firm) included in or made a part of this Registration Statement File No. 33-63731 for Hartford Life and Annuity Insurance Company ICMG Registered Variable Life Separate Account One on Form S-6.


Hartford, Connecticut                                     /s/ Arthur Andersen
June 26, 2000